EXHIBIT 10.2

INTEREST PURCHASE AGREEMENT

         This Interest Purchase Agreement (this “Agreement”), dated as of February 13, 2007 to be effective as of January 1, 2007 (the “Effective Date”), is by and among Lithotripters, Inc., a North Carolina corporation (“Buyer”), HealthTronics, Inc., a Georgia corporation (“HTRN”), as to Sections 2.2 and 12.14 only, David Arsht, D.O. (“Arsht”), P. Kenneth Brownstein, M.D. (“Brownstein”), Larry E. Goldstein, M.D. (“Goldstein”) and Michael Dernoga (“Dernoga”, and each such natural person, individually, a “Seller” and, collectively, “Sellers” and, together with Buyer, the “Parties”).

RECITALS

        Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the limited partner interests owned by Sellers (the “Interests”) in Keystone Mobile Partners, L.P., a Pennsylvania limited partnership (the “Partnership”).

        On the date hereof, Buyer, HTRN, Keystone ABG Inc. (the “General Partner”), Keystone Kidney Associates, PC (the “PC”), and Sellers have entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which, subject to the terms and conditions thereof, Buyer will acquire all of the outstanding capital stock (the “Stock”) of the General Partner and Buyer’s designee will acquire all of the outstanding capital stock (the “PC Stock”) of the PC.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF INTERESTS

        1.1 Purchase and Sale of Interests. On and subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Article 8), Buyer will purchase from Sellers, and Sellers will sell to Buyer, the Interests for the consideration specified in Section 1.2, the amount of which Interests shall be sold by each Seller as set forth in Schedule 1.1.

        1.2 Purchase Price. Buyer will pay to Sellers an aggregate purchase price (the “Purchase Price”) equal to $1,222,000, all of which will be paid at the Closing (as defined in Article 8) in cash by wire transfer of immediately available funds in accordance with wire transfer instructions given by Sellers in writing to Buyer at least two (2) business days prior to the Closing Date, which such Purchase Price will be apportioned among Sellers as set forth on Schedule 1.2.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS AND BUYER

        2.1 Representations and Warranties of Sellers. Each Seller, severally and not jointly, represents and warrants to Buyer that the statements contained in this Section 2.1 as relates to such Seller are true, correct and complete as of the date hereof and as of the Closing Date.

    (a)        Power and Authority; Enforceability. Each Seller has the requisite competence and authority to execute and deliver each Contract (as defined in Section 2.1(b)) or writing executed or delivered as required under this Agreement and each amendment or supplement to any of the foregoing (including this Agreement, the “Transaction Documents”) to which he is a party, and to perform and to consummate the transactions contemplated hereby and thereby (the “Transactions”). Each Seller has taken all action necessary to authorize the execution and delivery by such Seller of each Transaction Document to which such Seller is party, the performance of such Seller’s obligations hereunder and thereunder, and the consummation by such Seller of the Transactions. With respect to each Seller, this Agreement has been, and as of the Closing each other Transaction Document to which such Seller is a party will have been, duly authorized, executed and delivered by such Seller, and, assuming the due authorization, execution and delivery by the other Parties hereto and thereto, this Agreement is, and as of the Closing each other Transaction Document to which such Seller is a party will be, enforceable against such Seller in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws (as defined in Section 2.1(b)) relating to or affecting the rights of creditors and general principles of equity (the “Enforceability Exception”).

    (b)        No Violation; Necessary Approvals. Except as set forth in Schedule 2.1(b), the execution and the delivery by each Seller of this Agreement and the other Transaction Documents to which such Seller is a party, the performance by such Seller of such Seller’s obligations hereunder and thereunder, and consummation of the Transactions by such Seller will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (A), (B) or (C), such Seller or any Company (as defined in Section 3.1) is a party or by which any of them is bound or any of their respective assets are subject, or (D) any provision of the organizational documents of such Seller or the Partnership, Keystone Mobile Services, L.P., a Pennsylvania limited partnership that is wholly owned by the Partnership (“KMS”), or Keystone Lehigh Valley Mobile Partners, LP, a Pennsylvania limited partnership (“Keystone Lehigh”) (each a “Company” and collectively the “Companies”) as in effect on the Closing Date; (ii) result in the imposition of any lien, claim or encumbrance (an “Encumbrance”) upon any assets (including the Interests) owned by such Seller or any Company; (iii) require any consent, approval, notification, waiver, or similar action that is necessary (“Consent”) under any Contract or organizational document to which such Seller or any Company is a party or by which any of them is bound or any of their respective assets are subject; (iv) require any Permit or Consent under any Law or Order other than required filings, if any, with the Securities and Exchange Commission (“SEC”); or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Interests.

    (c)        Brokers’ Fees. No Seller has any liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions for which Buyer or a Company could become directly or indirectly liable.

    (d)        Interests; Seller Information. Each Seller holds of record and owns beneficially the limited partner interests in the Partnership as set forth next to such Seller’s name in Schedule 1.1, free and clear of any Encumbrances (other than any restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”), and state securities Laws). No Seller is a party to any Contract (other than this Agreement) that could require such Seller to sell, transfer, or otherwise dispose of any equity interests of the Partnership. No Seller is a party to any other Contract with respect to any equity interests of the Partnership (other than the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 14, 2005 (the “Partnership Agreement”)). Immediately following consummation of the Transactions, Buyer shall own the Interests free and clear of any Encumbrances (other than any restrictions on transfer under the Securities Act and state securities Laws and Encumbrances created by Buyer).

(e) Litigation. No Action is pending against a Seller or, to the knowledge of such Seller, threatened against such Seller seeking to prohibit the consummation of the Transactions.

        2.2 Representations and Warranties of Buyer and HTRN. Each of Buyer and HTRN represents and warrants to Sellers that the statements contained in this Section 2.2 are true, correct and complete as of the date hereof and as of the Closing Date.

(a) Organization of Buyer and HTRN. Each of Buyer and HTRN is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

    (b)        Power and Authority; Enforceability. Each of Buyer and HTRN has the power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each of Buyer and HTRN has taken all action necessary to authorize its execution and delivery of each Transaction Document to which Buyer or HTRN, as applicable, is a party, the performance of its obligations hereunder and thereunder and its consummation of the Transactions. This Agreement has been, and as of the Closing each other Transaction Document to which Buyer or HTRN is a party will have been, duly authorized, executed and delivered by Buyer or HTRN, as applicable, and, assuming the due authorization, execution and delivery by the other Parties hereto and thereto, this Agreement is, and as of the Closing each other Transaction document to which Buyer or HTRN is a party will be, enforceable against Buyer or HTRN, as applicable, in accordance with its terms, subject to the Enforceability Exception.

    (c)        No Violation; Necessary Approvals. The execution and the delivery by Buyer and HTRN of this Agreement and the other Transaction Documents to which Buyer or HTRN is a party, the performance by Buyer or HTRN of its obligations hereunder and thereunder and the consummation of the Transactions by Buyer or HTRN will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which Buyer or HTRN is a party or by which it is bound or any of its assets are subject, or any provision of Buyer’s or HTRN’s organizational documents as in effect on the Closing Date, other than such breaches, violations, defaults, losses or accelerations that would not prevent the consummation of the Transactions; (ii) require any Consent under any Contract or organizational document to which Buyer or HTRN is a party or by which it is bound, other than such Consents that would not prevent the consummation of the Transactions; or (iii) require any Permit under any Law or Order other than (A) required filings, if any, with the SEC, and (B) such Permits that would not prevent the consummation of the Transactions.

(d) Litigation. No Action is pending against Buyer or HTRN or, to the knowledge of Buyer or HTRN, threatened against Buyer or HTRN seeking to prohibit the consummation of the Transactions.

    (e)        Brokers’ Fees. Neither Buyer nor HTRN has any liability or obligation to pay any compensation to any broker, finder or agent with respect to the transactions for which any Seller could become directly or indirectly liable.

ARTICLE 3
INTENTIONALLY DELETED

ARTICLE 4
COVENANTS

        4.1 Notification of Certain Matters. Sellers will give prompt notice to Buyer of (a) the occurrence or non-occurrence of any event which would cause any representation or warranty of any Seller contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any failure to comply with or satisfy in any material respect any covenant, condition or agreement hereunder. Buyer will give prompt notice to Sellers of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure to comply with or satisfy in any material respect any covenant, condition or agreement hereunder.

        4.2 Right of First Refusal. Sellers will, and will cause the General Partner to, comply with the terms of Section 8.05 of the Partnership Agreement and consummate all sales resulting from exercises of the right of first refusal set forth in such Section 8.05 prior to the Closing. Sellers will notify Buyer in writing of any exercises of such right of first refusal and the consummation of any sales as a result thereof and will provide such information and documents related to such right of first refusal as reasonably requested by Buyer.

        4.3 Filings; Consents; Etc. Sellers will use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the Transactions. Without limiting the generality of the foregoing, Sellers will give all notices and make all required filings with or applications to Governmental Bodies required to be made by any Seller or Company, and use commercially reasonable efforts to obtain all Consents of all third parties, including Governmental Bodies, that are necessary for the Parties to consummate the Transactions. In addition, Sellers agree to use commercially reasonable efforts to (a) oppose, lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties to consummate the Transactions, and (b) cause the conditions set forth in Article 6 to be satisfied and to consummate the Transactions. Buyer shall reasonably cooperate with Sellers (i) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any Consents are required to be obtained from any third parties, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such Consents.

        4.4 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Buyer will (and will cause its Affiliates to) hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning Sellers furnished to Buyer or its Affiliates in connection with the Transactions, except to the extent that such information (a) is or becomes generally available to the public other than as a result of disclosure by Buyer, (b) was within Buyer’s possession prior to it being furnished to Buyer by or on behalf of any Seller or any of their Affiliates, provided that the source of such information was not known by Buyer to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Seller or any of their Affiliates, (c) becomes available to Buyer on a non-confidential basis from a source other than any Seller or any of their Affiliates, provided that such source was not known by Buyer to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Seller or any of their Affiliates, (d) was independently developed by Buyer without using any information furnished to Buyer by any Seller or any of their Affiliates, or (e) is required to be disclosed by Buyer or any of its Affiliates (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process), provided that Buyer or its Affiliates notify Sellers promptly of the request or requirement so that Sellers may seek an appropriate protective order or waive compliance with this Section 4.4; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially in accordance with this Agreement. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer will, and will use its commercially reasonable efforts to cause its Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Sellers, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf concerning Sellers in connection with this Agreement that are subject to such confidence. For purposes of this Agreement, “Affiliate” with respect to a specified Person means any other Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

ARTICLE 5
COVENANTS SURVIVING THE CLOSING

        5.1 Further Assurances. If any time after the Closing any further action is necessary or reasonably desirable to carry out the purposes of this Agreement or any other Transaction Document, each Party will take such further action (including executing and delivering any further instruments and documents, obtaining any Permits and Consents and providing any reasonably requested information) as any other Party may reasonably request, all at the requesting Party’s sole cost and expense (unless the requesting Party is entitled to indemnification therefor under Article 11).

        5.2 Confidentiality. After the Closing Date, each Seller will treat and hold as confidential any information concerning the business of the Companies that is not already generally available to the public (the “Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement, and at any time upon the reasonable request of Buyer deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession or under his or its control following the Closing Date. In the event that after the Closing Date a Seller is required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller may so disclose such Confidential Information, provided that such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2.

        Each of the Parties acknowledges and agrees that Buyer’s remedies at law for a breach or threatened breach of any of the provisions of Section 5.2 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by any Seller of any of the provisions of Section 5.2 hereof, it is agreed that, in addition to its remedies at law, Buyer shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach.

        5.3 Preparation of Tax Returns; Related Tax Items.

    (a)        Pre-Closing Year Tax Returns. Each party shall reasonably cooperate with the other in providing such documents, data and information as the party responsible for preparing the tax returns shall request for purposes of preparing such tax returns.

    (b)        Partnership Allocations. Pursuant to Article 8 hereof, the results of operations of the Partnership allocable to the Interests for the period beginning January 1, 2007 through the day before the Closing Date (the “Final S Corporation Year”) shall be for the account of Buyer. Notwithstanding the foregoing, Buyer shall cause the Partnership to distribute to Sellers an amount equal to (i) any federal, state, and local tax liabilities of Sellers for the Final S Corporation Year in respect of any net income of the Partnership allocable to the Interests and Sellers for such period, less (ii) any amounts distributed to Sellers in respect of the Interests and in respect of or related to such period, as a distribution on account of such Final S Corporation Year and not as additional purchase price hereunder, such distribution to be made on or before March 15, 2008.

ARTICLE 6 CONDITIONS PRECEDENT
TO THE OBLIGATIONS OF BUYER

        The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment, or the waiver by Buyer, at or prior to the Closing, of each of the following conditions precedent:

        6.1 Representations and Warranties. The representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects (except those which are qualified by a “materiality” qualification or exception contained therein, which shall be true and correct in all respects) on the date hereof and at and as of the Closing Date, with the same force and effect as if made again at and as of that time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period).

        6.2 Performance of Obligations. Each Seller shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to have been performed by him or it prior to the Closing.

        6.3 No Material Adverse Change. Since the date of this Agreement, there shall not have been any change or other event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, or properties of any Company.

        6.4 Certificates. Buyer shall have received a certificate executed by Sellers, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying the fulfillment of the conditions in Sections 6.1 and 6.2.

        6.5 Delivery of Additional Instruments. On the Closing Date, Sellers shall deliver, or cause to be delivered, to Buyer the documents and instruments, in form and substance satisfactory to Buyer and its counsel, set forth in Section 9.1.

        6.6 No Prohibitions. No action, suit or proceeding instituted by or before any Governmental Body, arbitrator or mediator may be pending, and no Law or Order of any court or Governmental Body of competent jurisdiction may be in effect, in each case that would, or would seek to, prohibit, restrain, or enjoin the consummation of the transactions contemplated hereby.

        6.7 Right of First Refusal. The partners of the Partnership will not have elected to exercise their right of first refusal set forth in Section 8.05 of the Partnership Agreement with respect to the sale of Interests hereunder, and Sellers will not otherwise be obligated to sell or transfer any of the Interests to any individual, partnership, limited liability company, corporation, association, trust, or other entity (“Person”) other than Buyer.

         6.8 Closing of Stock Purchase Agreement. The transactions contemplated by the Stock Purchase Agreement shall have been consummated.

ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

        The obligation of Sellers to consummate the transactions contemplated hereby is subject to the fulfillment, or the waiver by Sellers, at or prior to the Closing, of each of the following conditions precedent:

        7.1 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects (except those which are qualified by a “materiality” qualification or exception contained therein, which shall be true and correct in all respects) on the date hereof and at and as of the Closing Date, with the same force and effect as if made again at and as of that time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period).

        7.2 Performance of Obligations. Buyer shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to have been performed by it prior to the Closing.

        7.3 Certificates. Sellers shall have received from Buyer a certificate executed by an executive officer of Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to Sellers, certifying the fulfillment of the conditions in Sections 7.1 and 7.2.

        7.4 Delivery of Additional Instruments. On the Closing Date, Buyer shall deliver, or cause to be delivered, to Sellers, the documents and instruments, in form and substance satisfactory to Seller and its counsel, set forth in Section 9.2.

        7.5 No Prohibitions. No action, suit or proceeding instituted by or before any Governmental Body, arbitrator or mediator may be pending, and no Law or Order of any court or Governmental Body of competent jurisdiction may be in effect, in each case that would, or would seek to, prohibit, restrain, or enjoin the consummation of the transactions contemplated hereby.

        7.6 Right of First Refusal. All partners of the Partnership (other than Sellers) will have either (a) in writing or by lapse of the applicable option period, elected not to exercise their right of first refusal set forth in Section 8.05 of the Partnership Agreement with respect to the sale of Interests hereunder, or (b) elected to exercise such right of first refusal with respect to the sale of all of the Interests.

ARTICLE 8
THE CLOSING; EFFECTIVE DATE

        The consummation of the Transactions (the “Closing”) shall take place on the second business day following the satisfaction or waiver of the closing conditions set forth in Article 6 and Article 7 above (the “Closing Date”) at the offices of Cozen O’Connor in Philadelphia, Pennsylvania, at 10:00 a.m. (eastern standard time), or at such other date, time or place as the Parties may agree. The Parties agree that the transactions pursuant to this Agreement shall be deemed to have occurred as of the Effective Date.

ARTICLE 9
CLOSING DELIVERIES

         9.1 Closing Deliveries of Sellers. At the Closing, Sellers will deliver, or cause to be delivered, to Buyer the documents and instruments set forth below, in form and substance reasonably satisfactory to Buyer and its counsel.

    (a)        Sellers shall have delivered to Buyer limited partner certificates representing the Interests, duly endorsed in blank or accompanied by duly executed assignment documents transferring the Interests to Buyer.

(b) Sellers shall have delivered to Buyer such other documents and instruments as Buyer or its counsel reasonably requests to effectuate the Transactions.

        9.2 Closing Deliveries of Buyer. At the Closing, Buyer will deliver, or cause to be delivered, to Sellers the documents and instruments set forth below, in form and substance reasonably satisfactory to Sellers and their counsel.

(a) Buyer shall pay the Purchase Price to Sellers in accordance with Section 1.2.

(b) Buyer shall have delivered to Sellers such other documents and instruments as Sellers or their counsel reasonably requests to effectuate the Transactions.

ARTICLE 10
TERMINATION

        10.1 (a) Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

(i) by mutual written agreement of Buyer and Sellers;

    (ii)        by Buyer if it is not in material breach of its obligations under this Agreement and any condition to the obligations of Buyer under this Agreement to be complied with or performed by Sellers at or before the Closing is or becomes impossible to satisfy by the Required Closing Date (as defined below) or shall not have been complied with or performed at the time required for such compliance or performance and such condition shall not have been waived in writing by Buyer;

    (iii)        by Sellers if each is not in material breach of his obligations under this Agreement, and any condition to the obligations of Sellers under this Agreement to be complied with or performed by Buyer at or before the Closing is or becomes impossible to satisfy by the Required Closing Date or shall not have been complied with or performed at the time required for such compliance or performance and such condition shall not have been waived in writing by Sellers; or

    (iv)        by Buyer or Sellers if the Transactions shall not have been consummated by March 15, 2007 (the “Required Closing Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(a)(iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

    (b)        Procedure Upon Termination. In the event of termination of this Agreement by Buyer or Sellers or by both Buyer and Sellers according to the terms hereof, the transactions contemplated herein shall be abandoned without further action by Buyer or Sellers. Upon any termination of this Agreement pursuant to this Article 10, the respective obligations of the Parties hereto under this Agreement shall terminate; provided, however, no termination of this Agreement shall release, or be construed as releasing, any Party from any liability to the other Party(ies) which may have arisen from any breaches of this Agreement. A Party’s right to terminate this Agreement is in addition to, and not in lieu of, any other legal or equitable rights or remedies which such Party may have.

ARTICLE 11
INDEMNIFICATION

        11.1 Survival of Representations, Warranties and Covenants. Each representation and warranty of the Parties contained herein and any certificate related to such representations and warranties will survive the Closing until the second anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Sections 2.1(a), 2.1(d), 2.2(a), and 2.2(b) shall survive indefinitely. Each covenant and obligation in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing. The Parties shall have no liability under this Article 11 for any breach of any representation or warranty or covenant required to be performed prior to the Closing Date unless the applicable Indemnitor (as defined below) is given written notice from the applicable Indemnified Party (as defined below) asserting a claim with reasonable supporting detail on or before the expiration of the applicable survival period relating to or giving rise to such claim as set forth in the preceding sentences.

        11.2 Indemnification Provisions for Buyer’s Benefit. “Damages” means all losses, damages and other costs and expenses of any kind or nature whatsoever, whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses of investigation, preparation and litigation in connection with any claim, action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) or threatened Action. Each Seller, severally and not jointly, will indemnify and hold Buyer and its Affiliates (including but not limited to the General Partner, the PC and the Partnership (post-Closing)), and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons (but excluding Sellers) (the “Buyer Indemnified Parties”), harmless from and pay any and all Damages actually incurred or suffered by any Buyer Indemnified Party, resulting from or arising out of any breach of any representation or warranty made by such Seller under Section 2.1. Sellers other than Dernoga, jointly and severally, and Dernoga, severally and not jointly, will indemnify and hold the Buyer Indemnified Parties harmless from and pay any and all Damages actually incurred or suffered by any Buyer Indemnified Party, resulting from or arising out of any breach, violation or default by any Seller of any covenant, agreement or obligation of such Seller in this Agreement.

        11.3 Indemnification Provisions for Sellers’ Benefit. Buyer will indemnify and hold each Seller and their respective Affiliates (but not including the General Partner, the PC and the Partnership (post-Closing)), and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons (the “Seller Indemnified Parties”), harmless from and pay any and all Damages actually incurred or suffered by any Seller Indemnified Parties, resulting from or arising out of any of the following: (a) any breach of any representation or warranty Buyer has made in this Agreement; and (b) any breach, violation or default by Buyer of any covenant, agreement or obligation of Buyer in this Agreement.

      11.4 Indemnification Claim Procedures.

    (a)        If any Action is commenced that may give rise to a claim for indemnification (an “Indemnification Claim”) by any Person entitled to indemnification under this Agreement (each, an “Indemnified Party”) against any Person obligated to indemnify an Indemnified Party (an “Indemnitor”), then such Indemnified Party will promptly give written notice to the Indemnitor. Failure to timely notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially prejudiced by the Indemnified Party’s failure to timely give such notice. An Indemnitor may elect at any time to assume and thereafter conduct the defense of the Indemnification Claim with counsel of the Indemnitor’s choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnitor will not approve of the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be withheld, delayed or conditioned unreasonably). Until an Indemnitor assumes the defense of the Indemnification Claim, the Indemnified Party may defend against the Indemnification Claim in any manner the Indemnified Party reasonably deems appropriate. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within ten (10) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then the Indemnitor will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Indemnified Party.

(b) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

        11.5 Limitations on Liability. Notwithstanding anything set forth in this Article 11 to the contrary, Sellers shall have no obligation to indemnify Buyer Indemnified Parties under Section 11.2 from and against any Damages resulting from, arising out of, or caused by the breach of any representation or warranty, until the total of all such Damages which Buyer Indemnified Parties have suffered by reason thereof, plus total Damages that Buyer Indemnified Parties have suffered resulting from, arising out of, or caused by the breach of any representation or warranty of any Seller under the Stock Purchase Agreement, exceeds $100,000, but then Sellers shall be liable for all such Damages, to the extent such Damages exceed $50,000 (i.e., excluding only the first $50,000 of such Damages); provided, however, that (a) the maximum aggregate liability of Sellers hereunder will not exceed an amount (such amount, the “Cap”) equal to the sum of the Purchase Price under this Agreement and the purchase price under the Stock Purchase Agreement and (b) neither the Cap nor the Basket shall apply to (i) indemnification obligations with respect to breaches of Sections 2.1(a) and 2.1(b) and (ii) any breach that constitutes fraud.

        11.6 Calculation of Losses. The amount of any Damages payable under this Article 11 shall be reduced by any net insurance proceeds which the applicable Indemnified Party actually receives with respect to the event or occurrence giving rise to such Damages for which indemnification is sought under this Article 11. If an Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages and such Indemnified Party could have recovered all or a part of such Damages from a third party based on the underlying claim asserted against the Indemnifying Party, such Indemnified Party shall assign such of its rights to proceed against such third party as are reasonably necessary to permit the Indemnifying Party to recover from such third party the amount of such indemnification payment.

        11.7 Negligence of Another Person. ANY PARTY’S LIABILITY UNDER THIS AGREEMENT WILL NOT BE NEGATED BY ANY OTHER PERSON’S ALLEGED OR PROVEN SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE.

ARTICLE 12
MISCELLANEOUS

        12.1 Entire Agreement. This Agreement, together with the other Transaction Documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in Article 11, there are no third party beneficiaries having rights under or with respect to this Agreement.

        12.2 Assignment; Binding Effect. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors, heirs and permitted assigns.

        12.3 Joint and Several Obligations. Except for the representations and warranties set forth in Section 2.1, the covenants and obligations of, and the representations and warranties made by or attributable to, any Seller pursuant to this Agreement will be deemed to be made by and attributable to each Seller other than Dernoga, jointly and severally, and Dernoga, severally and not jointly, and Buyer will have the right to pursue remedies against any one or more Sellers without any obligation to give notice to or to pursue all Sellers, or to give notice to or pursue any individual Seller, before pursuing any other Seller.

        12.4 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission (with written confirmation of receipt), to the intended recipient at the address set forth for the recipient on the signature page (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

        12.5 Specific Performance; Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

        12.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

        12.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law principles.

        12.8 Amendment; Extensions; Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by all the Parties. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

        12.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

        12.10 Expenses. Except as otherwise expressly provided in this Agreement, Sellers will bear their own and the Companies’, and Buyer will bear its own, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

        12.11 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

        12.12 Construction; Knowledge. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. “Knowledge,” and words of similar import, means, when applied to a Seller as to a particular matter, the actual knowledge of Arsht, Brownstein, Goldstein and/or Dernoga, after reasonable inquiry.

        12.13 Schedules. The schedules and information set forth in the Disclosure Schedules specifically refer to the section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive; provided, however, that any schedules or information set forth in one section of the Disclosure Schedules shall be deemed to apply to each other section or subsection of the Disclosure Schedules so long as such disclosure with respect to such fact, circumstance or matter is in sufficient detail to enable a reasonable reader to identify its applicability to the relevant section of this Agreement. If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

        12.14 Parent Guaranty. HTRN hereby agrees that (1) it will cause Buyer to, and guarantees to Sellers that Buyer will, fully comply with the terms of this Agreement, and (2) it shall perform Buyer’s covenants and obligations hereunder to the extent Buyer fails to perform such covenants and obligations.

        12.15 Spousal Consent and Agreement. Each of Beverly Arsht, Lisa Hope Brownstein, and Michelle Goldstein hereby consent and agree to the sale of the Interests according to the terms hereof.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE
TO
INTEREST PURCHASE AGREEMENT

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

BUYER:

Lithotripters, Inc.

By: /s/ James S.B. Whittenburg______________________________
Name: James S.B. Whittenburg
Title: Vice President
Address: 1301 Capital of Texas Highway
                  Suite 200B
                 Austin, Texas 78746

HEALTHTRONICS, INC.

By: /s/ James S.B. Whittenburg______________________________
Name: James S.B. Whittenburg
Address: 1301 Capital of Texas Highway
                  Suite 200B
                 Austin, Texas 78746

SELLERS:

By: /s/ David B Arsht, DO_______________________________________
Name:  David Arsht, D.O.
Address: 285 Highview Drive
                  Radnor, PA 19087

By: /s/ P Kenneth Brownstein, MD________________________________
Name:  P. Kenneth Brownstein, M.D.
Address: 645 N. Mt. Pleasant Rd
                  Philadelphia, PA 19119

By: /s/ Larry E. Goldstein, M.D.___________________________________
Name:   Larry E. Goldstein, M.D.
Address: 285 Highview Drive
                  Wynnewood, PA 19096

By: /s/ Michael Dernoga_________________________________________
Name:  Michael Dernoga
Address: 11 Liz Beth Lane
                  Berwyn, PA 19312

        The undersigned hereby consent and agree as set forth in Section 12.15 of this Agreement.

/s/ Beverly Arsht________________________________________
Beverly Arsht

/s/ Lisa Hope Brownstein_________________________________
Lisa Hope Brownstein

/s/ Michelle D. Goldstein__________________________________
Michelle D. Goldstein